Exhibit 99.1
MORGAN STANLEY
CREDIT CORPORATION
Kevin Farley
Assistant Vice President
Officer’s Certificate
Pursuant to the Servicing Agreement between Morgan Stanley Credit Corporation, formerly known as Morgan Stanley Dean Witter Credit Corporation, as seller and servicer (referred to herein in such capacity as the “Servicer”), and Sequoia Mortgage Trust 6, 7, 8, 9, 10, 11, 12; 2003-1, 2, 3, 4, 5, 6, 7, 8; 2004-1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12; 2005-1, 2, 3, 4, the undersigned, hereby states that:
     (1) A review of the activities of the Servicer and of its performance under the Servicing Agreement during the calendar year ended December 31, 2005 has been made under my supervision; and
     (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such period.

MORGAN STANLEY CREDIT CORPORATION
By /s/ Douglas J. Bush
Douglas J. Bush
Title:	Vice President
Dated as of December 31, 2005

By /s/ Kevin Norris
Kevin Norris
Title:	Senior Vice President
Dated as of December 31, 2005

2500 Lake Cook Road, Building 13C, Riverwoods, Illinois 60015 Tel (224) 405-2391